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                                                                     EXHIBIT 5.1

                 [Wilson Sonsini Goodrich & Rosati letterhead]




                                 April 29, 1998


Amkor Technology, Inc.
1345 Enterprise Drive
West Chester, PA 19830


        RE: REGISTRATION STATEMENT ON FORM S-1


Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (No. 333-37235) (the "Registration Statement") to be filed by Amkor Technology, Inc. (the "Company") with the Securities and Exchange Commission on or about April 29, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) up to 35,000,000 shares (the "Shares") of common stock, $0.001 par value per share (the "Common Stock"), 30,000,000 of which will be sold by the Company (the "Company Shares") and 5,000,000 of which will be sold by a certain selling stockholder (the "Selling Stockholder Shares"), (ii) up to an aggregate of $150,000,000.00 principal amount of convertible subordinated notes due 2003 (the "Notes") and (iii) Common Stock issuable upon conversion of the Notes (the "Underlying Common"). The Notes are to be issued pursuant to an Indenture (the "Indenture"), the form of which has been filed as an exhibit to the Registration Statement, to be entered into between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). The Shares and the Notes are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") in substantially the form filed as an exhibit to the Registration Statement. The Notes are to be issued in the form of
Note included in the Indenture.

        We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that:

        (i) The Company Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        (ii) The Selling Stockholder Shares are legally and validly issued, fully paid and nonassessable and will continue to be so after their sale under the Registration Statement.

        (iii) The Notes are legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

        (iv) The Underlying Common has been legally and validly authorized, and when issued and delivered in accordance with the terms of the Indenture, will be duly and validly issued, fully paid and non-assessable.

        Our opinion that any document is legal, valid and binding is qualified as to:

        (A) Limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

        (B) General principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitations of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and further consent to the use of our name wherever it appears in the Registration Statement and any amendments thereto.

                                Very truly yours,


                                WILSON SONSINI GOODRICH & ROSATI
                                Professional Corporation




                                /s/ WILSON SONSINI GOODRICH & ROSATI